EXHIBIT VIII

                            EMPLOYMENT AGREEMENT


THIS EMPLOYMENT AGREEMENT is made and entered into as of December 10, 1997, by and between VSE Corporation, a
Delaware corporation ("Employer"), and James M. Knowlton
("Employee");

     WHEREAS, Employee currently is employed by Employer as a senior corporate officer;

     WHEREAS, Employee has rendered good and valuable service to the Employer and has contributed greatly to Employer's growth and success;

     WHEREAS, Employer wishes to induce Employee to remain in Employer's employ to prevent the significant loss which Employer would incur if Employee were to leave and to enter the employment of a competitor;

     WHEREAS, in the current business climate of takeovers and acquisitions, Employee may be concerned about the continuation of employment and status and responsibilities if a Change in Control (as defined below) occurs, and Employer is concerned that Employee may be approached by others with employment opportunities;

     WHEREAS, Employer desires to ensure that, if a Change in Control appears possible, Employee will be in a secure position from which to objectively engage in any potential deliberations or negotiations respecting such Change in Control without fear of any direct or implied threat to employment, status and responsibilities; and

     WHEREAS, Employee desires to have the foregoing assurances;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, Employer and Employee, each intending to be legally bound, agree as follows:

     1. Term. The term of Employee's employment hereunder shall commence on the date hereof and shall continue until January 1, 1999, except as otherwise provided in Section 7. If the term of Employee's employment hereunder shall have continued until January 1, 1999, thereafter, such term of Employee's employment hereunder shall be deemed to be renewed automatically, on the same terms and conditions contained herein, for successive periods of one year each, unless and until Employee, at least 90 days prior to the expiration of the original term or any such extended term, shall give written notice to the other of intent not to renew the term of Employee s employment hereunder. All references herein to the
         Term  refer to the original term of Employee s
        employment hereunder and all extensions thereof.

     2. Duties

        (a)  Offices

             During the Term, Employee shall serve in Employee's current or comparable capacity, and the Board shall renominate Employee, and Employee shall perform duties as assigned. Employer agrees that Employee will be assigned only duties of the type, nature and dignity normally assigned to someone in a comparable position at a corporation of the size, stature and nature of Employer. During the Term, Employee shall have, at a minimum, the same perquisites of office as on the date hereof, and shall report directly to the Employer's Chief Operating Officer.

        (b)  Full-Time Basis

             During the Term, Employee shall devote, on a full-time basis, Employee's services, skills and abilities to employment hereunder, excepting periods of vacation, illness or Disability (as defined below), and excepting any pursuits which do not materially interfere with duties hereunder or present a conflict of interest with the interests of Employer or of any subsidiary thereof ("Subsidiary").

     3. Compensation

        (a)  Salary

             During the Term, as compensation for services rendered by Employee hereunder, Employer shall pay to Employee a base salary at the rate of not less than Employee's current rate per annum, payable in installments in accordance with Employer's policy governing salary payments to senior officers generally ("Base Salary"). In February of every year during the Term, Employee's compensation, including Base Salary, will be subject to review, provided that, the Base Salary shall not be less than the current rate.

        (b)  Performance Bonus

             Except as otherwise provided in Section 7, in addition to the Base Salary, Employee shall be eligible for an annual performance bonus as determined in accordance with Company policy ("Performance Bonus"). Any Performance Bonus payable pursuant to this Section 3(b) shall be paid within 30 days after the end of the fiscal period to which such Performance Bonus relates.


        (c)  Other Compensation Plans or Arrangements

             During the Term, Employee shall also be eligible to participate in all other currently existing or subsequently implemented compensation or benefit plans or arrangements available generally to other officers or senior officers of Employer, including Employer's Deferred Supplemental Compensation Plan, ESOP/401(k), and any stock option, stock purchase or similar stock plans or arrangements.

        (d)  Tax Withholdings

             Employer shall withhold from Employee s
             compensation hereunder and pay over to the appropriate governmental agencies all payroll taxes, including income, social security, and unemployment compensation taxes, required by the federal, state and local governments with jurisdiction over Employer.

     4. Benefits. During the Term, Employee shall be entitled to such comparable fringe benefits and perquisites as may be provided to any or all of Employer's senior officers pursuant to policies established from time to time. These fringe benefits and perquisites shall include holidays, group health insurance, disability insurance, and life insurance.

     5. Expenses and Other Perquisites. Employer shall reimburse Employee for all reasonable and proper business expenses incurred in the performance during the Term of duties hereunder, in accordance with Employer's customary practices for senior officers, and provided such business expenses are reasonably documented.

     6.   Exclusive Services, Confidential Information,
          Business Opportunities and Non-Solicitation

          (a)  Exclusive Services

               (i)  During the Term, Employee shall at all
                    times devote full-time attention,
                    energies, efforts and skills to
                    Employer's business and shall not,
                    directly or indirectly, engage in any
                    other business activity, whether or not
                    for profit, gain or other pecuniary
                    advantages, without the written consent
                    of the Chief Executive Officer or Chief
                    Operating Officer, provided that such
                    prior consent shall not be required with respect to (1) business interests that neither compete with Employer or any Subsidiaries nor interfere with Employee's duties and obligations hereunder, and (2) Employee's charitable, eleemosynary, philanthropic or professional association activities.
               (ii) During the Term, Employee shall not,
                    without the prior written consent of the Chief Executive Officer or Chief Operating Officer, directly or indirectly, either as an officer, director, employee, agent, advisor, consultant, principal, stockholder, partner, owner or in any other capacity, on Employee's own behalf or otherwise, in any way engage in, represent, be connected with or have a financial interest in, any business which is, or to Employee's knowledge, is about to become, engaged in the business of providing engineering, management, energy or environmental services to the United States Government or any department, agency, or instrumentality thereof or any state or local govern-mental agency or to any person, corporation or other entity (collectively a Person") with which Employer or any Subsidiary is currently or has previously done business or any subsequent line of business developed by Employee or any Subsidiary during the Term. Notwithstanding the foregoing, Employee shall be permitted to own passive investments in publicly held companies provided that such investments do not exceed five percent of any such company's outstanding equity.

          (b)  Confidential Information

               During the Term and for the first 24
               consecutive months after the termination of the Term, Employee shall not disclose or use, directly or indirectly, any Confidential Information (as defined below). For the purposes of this Agreement, Confidential Information shall mean all information disclosed to Employee, or known by Emplyee as a consequence of or through employment with Employer or any Subsidiary, where such information is not generally known in the trade or industry or was regarded or treated as confidential by Employer or any Subsidiary, and where such information refers or relates in any manner whatsoever to the business activities, processes, services or products of Employer or its Subsidiaries. Confidential Information shall include business and development plans (whether contemplated, initiated or completed), information with respect to the development of technical and management services, business contacts, methods of operation, results of analysis, business forecasts, financial data, costs, revenues, and similar information. Upon termination of Term, Employee shall immediately return to Employer all of property of Employer or any Subsidiary and Confidential Information which is in tangible form, and all copies thereof.



          (c)  Business Opportunities

               (i) During the Term, Employee shall promptly disclose to Employer each business opportunity of a type which, based upon its prospects and relationship to the existing businesses of Employer or any Subsidiary, Employer or any Subsidiary might reasonably consider pursuing. Upon termination of the Term, regardless of the circum-stances thereof, Employer shall have the exclusive right to participate in or undertake any such opportunity on its own behalf without any involvement of Employee.

               (ii) During the Term, Employee shall refrain
                    from engaging in any activity, practice
                    or act which conflicts with, or has the
                    potential to conflict with, the interests of Employer or its Subsidiaries, and shall avoid any acts or omissions which are disloyal to, or competitive with Employer or its Subsidiaries.

          (d)  Non-Solicitation of Employees

               During the Term and for the first 24
               consecutive months after termination of the Term, Employee shall not, except in the course of duties hereunder, directly or indirectly, induce or attempt to induce or otherwise counsel, advise, ask or encourage any person to leave the employ of Employer or any Subsidiary, or solicit or offer employment to any person who was employed by Employer or any Subsidiary at any time during the twelve-month period preceding the solicitation or offer.

          (e)  Covenant Not To Compete

               (i)  If  Employee voluntarily terminates the
                    Term, or if Employer terminates the Term for Cause (as defined below), Employee shall not, during the first 24 consecutive months following such termina-tion, engage in competition with Employer or any Subsidiary, or solicit, from any person or entity who purchased any then existing product or service from Employer or any Subsidiary during employment hereunder, the purchase of any then existing product or service in competition with then existing products or services of Employer or any Subsidiary.

               (ii) For purposes of this Agreement, Employee
                    shall be deemed to engage in competition with Employer if Employee shall directly or indirectly, either individually or as a stockholder, director, officer, partner, consultant, owner, employee, agent, or in any other capacity, consult with or otherwise assist any person or entity engaged in providing technical and management services to any person or entity which Employer or any Subsidiary, during the Term, has developed or is working to develop. Notwithstanding anything herein to the contrary, if Employer is in material breach of this Agreement, the provisions of this
                    Section 6 shall not apply.

          (f)  Employee Acknowledgment

               Employee hereby agrees and acknowledges that the restrictions imposed upon by the provisions of this Section 6 are fair and reasonable considering the nature of
               Employer's business, and are reasonably
               required for Employer's protection.

          (g)  Invalidity

               If a court of competent jurisdiction or an arbitrator shall declare any provision or restriction contained in this Section 6 as unenforceable or void, the provisions of this
               Section 6 shall remain in full force and effect to the extent not so declared to be unenforceable or void, and the court may modify the invalid provision to make it enforceable to the maximum extent permitted by law.

          (h)  Specific Performance

               Employee agrees that if Employee breaches any of the provisions of this Section 6, the remedies available at law to Employer would be inadequate and in lieu thereof, or in addition thereto, Employer shall be entitled to appropriate equitable remedies, including specific performance and injunctive relief. Employee agrees not to enter into any agreement, either written or oral, which may conflict with this Agreement, and Employee authorizes Employer to make known the terms of Sections 6 and 7 hereof to any Person, including future employers of Employee.

     7.   Termination

          (a)  By Employer

               (i)  Termination for Cause

                    Employer may for Cause (as defined below) terminate the Term at any time by written notice to Employee. For purposes of this Agreement, the term Cause shall mean any one or more of the following: (1) conduct by Employee which is materially illegal or fraudulent or a material breach of Company policy; (2) the breach or violation by Employee of any of the material provisions of this Agreement, provided that Employee must first be given notice by the Board of the alleged breach or violation and 30 days to cure said alleged breach or violation; (3) Employee's use of illegal drugs or abuse of alcohol or authorized drugs which impairs Employee's ability to perform duties hereunder, provided that Employee must be given notice by the Board of such impairment and 60 days to cure the impairment; (4) Employee's knowing and willful neglect of duties or negligence in the performance of duties which materially affects Employer's or any Subsidiary's business, provided that Employee must first be given notice by the Board of such alleged neglect or negligence and 30 days to cure said alleged neglect or negligence. If a termination occurs pursuant to clause (1) above, the date on which the Term is terminated (the "Termination Date") shall be the date Employee receives notice of termination and, if a termination occurs pursuant to clauses (2), (3) or (4) above, the Termination Date shall be the date on which the specified cure period expires. In any event, as of the Termination Date (in the absence of satisfying the alleged breach or violation within the applicable cure period), Employee shall be relieved of all duties hereunder and Employee shall not be entitled to the accrual or provision of any compensation or benefit, after the Termination Date but Employee shall be entitled to the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonuses, paid leave benefits, Deferred Compensation Units, Deferred Supplemental Compensation to the extent permitted by the plans, and reimbursement of incurred business expenses.

               (ii) Termination Without Cause

                    Employer may, in its sole discretion,
                    without Cause, terminate the Term at any time by providing Employee with (a) 60 days prior notice thereof and (b) on or prior to the Termination Date, a lump sum severance compensation payment equal to the total amount of Employee's Base Salary payable for one (1) year hereunder, based upon the amount in effect as of the effective Termination Date. If Employee has less than five years of service with the Employer as of the Termination Date, the lump sum severance compensation payment shall equal 6 months pay rather than one year of pay. Employee shall not be entitled to the accrual or provision of any other compensation or benefit after the Termination Date other than (a) the medical and hospitalization benefits after the Termination Date, in accordance with COBRA or other Company policy if covered by a Company-sponsored plan, (b) the provision of all compensation and other benefits that shall have accrued as of the Termination Date, including Base Salary, Performance Bonus, paid leave benefits, Deferred Compensation Units, Deferred Supple-mental Compensation and reimbursements of incurred expenses; and
                    (c) all stock options or similar rights
                    to acquire capital stock granted by
                    Employer to Employee shall automatically become vested and exercisable in whole or in part.

          (b)  Death or Disability

               The Term shall be terminated immediately and automatically upon Employee's death or
                Disability.  The term  Disability  shall mean
               Employee's inability to perform all of the essential functions of Employee's position hereunder for a period of 26 consecutive weeks or for an aggregate of 150 work days during any 12-month period by reason of illness, accident or any other physical or mental incapacity, as may be permitted by applicable law. Employee's capability to continue performance of Employee's duties hereunder shall be determined by a panel composed of two independent medical doctors appointed by the Board and one appointed by the Employee or designated representative. If the panel is unable to reach a decision the matter will be referred to arbitration in accordance with
               Section 8. In the event of Employee's death or Disability for any period of six consecutive months, Employee (or designated beneficiary) will be paid Base Salary then in effect for one full year following the date of death or disability (6 months pay rather than one year of pay if Employee has less than five years of service with Employer as of the final day worked).

          (c)  By Employee

               (i)  Employee may, in Employee's sole
                    discretion, without cause, terminate the
                    Term at any time upon 60 days  written
                    notice to Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties and terminate the Term at any time prior to the expiration of said notice period. If the Term is terminated by Employee or Employer pursuant to this Section 7(c)(i), Employee shall not be entitled to any further Base Salary or the accrual or provision of any compensation or benefits after the Termination Date, except medical and hospitalization benefits to the extent permitted by COBRA or other Company policy.

               (ii) If, during the Term, a Change of Control
                    (as defined below) occurs, Employee may, in Employee's sole discretion, terminate the Term upon 30 days notice of Employer. If Employee exercises such termination right, Employer may, at its option, at any time after receiving such notice from Employee, relieve Employee of all duties hereunder and terminate the Term at any time prior to the expiration of said notice period. If this Agreement is terminated by Employee or Employer pursuant to this Section 7(c)(ii), Employee shall be entitled:

                     (a) to receive on or prior to the
                         Termination Date a lump sum
                         severance compensation payment equal
                         to two (2) times the total amount of
                         Employee's Base Salary payable
                         hereunder, based on the amount in
                         effect as of the Termination Date.
                         If Employee has less than five years
                         of service with the Employer as of
                         the date of  Employee's notice to
                         Employer, the lump sum severance
                         compensation payment shall be equal
                         to one (1) times the total amount of
                         the Employee's Base Salary rather
                         than two (2) times the total amount;

                     (b) the medical and hospitalization
                         benefits and all compensation and
                         other benefits that shall have
                         accrued as of the Termination Date,
                         as described in Section 7(a)(ii)(1);
                         and

                    (c)  to the automatic vesting and
                         exercisability in whole or in part
                         of all stock options or similar
                         rights to acquire capital stock
                         granted by Employer to Employee;
                         provided that Employee shall not be
                         entitled, after the Termination Date
                         to the accrual or provision of any
                         other compensation payable
                         hereunder, including the Performance
                         Bonus, but shall be permitted to
                         continue medical and hospitalization
                         benefits to the extent permitted by
                          COBRA  or other Company policy.

          (d)  Change of Control

               For purposes of this Section 7, a Change of Control shall be deemed to have occurred upon the happening of any of the following events:

               (i)  any  person,  including a  group,  as
                    such terms as defined in Sections 13(d)
                    and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (collectively the
                     Exchange Act"), other than a trustee or
                    other fiduciary holding voting securities
                    of Employer ("Voting Securities") under
                    any Employer-sponsored benefit plan,
                    becomes the beneficial owner, as defined under the Exchange Act, directly or indirectly, whether by purchase or acquisition or agreement to act in concert or otherwise, of 30% or more of the outstanding Voting Securities;

               (ii) a cash tender or exchange offer is
                    completed for such amount of Voting
                    Securities which, together with the
                    Voting Securities then beneficially
                    owned, directly or indirectly, by the
                    offeror (and affiliates thereof)
                    constitutes 40% or more of the
                    outstanding Voting Securities;

               (iii)     except in the case of a merger or
                    consolidation in which (a) Employer is
                    the surviving corporation and (b) the
                    holders of Voting Securities immediately prior to such merger or consolidation beneficially own, directly or indirectly, more than 50% of the outstanding Voting Securities immediately after such merger or consolidation (there being excluded from the number of Voting Securities held by such holders, but not from the outstanding Voting Securities, any Voting Securities received by affiliates of the other constituent corporation(s) in the merger or consolidation in ex-change for stock of such other corporation), Employer's share-holders approve an agreement to merge, consolidate, liquidate, or sell all or substantially all of Employer's assets; or

               (iv) two or more directors are elected to the
                    Board without having previously been
                    nominated and approved by the members of the Board incumbent on the day immediately preceding such election. For purposes of this Section 7, affiliate of a person or another entity shall mean a person or other entity that directly or indirectly controls, is controlled by, or is under common control with the person or other entity specified.

          (e)  No Duty to Mitigate

               If Employee is entitled to the compensation and other benefits provided under Sections
               7(a)(ii) or (c)(ii), Employee shall have no obligation to seek employment to mitigate damages hereunder.

          (f)  Other Policies

               This Agreement supersedes and replaces
               applicable provisions of General Policy
               Memorandum (GPM) No. 31 and GPM 31-1
               concerning Executive Severance Program for
               Corporate Officers.

     8. Arbitration. Whenever a dispute arises between the parties concerning this Agreement or any of the obligations hereunder, or Employee's employment generally, Employer and Employee shall use their best efforts to resolve the dispute by mutual agreement. If any dispute cannot be resolved by Employer and Employee, it shall be submitted to arbitration to the exclusion of all other avenues of relief and adjudicated pursuant to the American Arbitration Association's Rules for Employment Dispute Resolution then in effect. The decision of the arbitrator must be in writing and shall be final and binding on the parties, and judgment may be entered on the arbitrator's award in any court having jurisdiction thereof. The arbitrator s authority in granting relief to Employee shall be limited to an award of compensation, benefits and unreimbursed expenses as described in Sections 3, 4, and 5 above, and to the release of Employee from the provisions of Section 6 and the arbitrator shall have no authority to award other types of damages or relief to Employee, including consequential or punitive damages. The arbitrator shall also have no authority to award consequential or punitive damages to Employer for violations of this Agreement by Employee. The expenses of the arbitration shall be borne by the losing party to the arbitration and the prevailing party shall be entitled to recover from the losing party all of its own costs and attorneys fees with respect to the arbitration. Nothing in this Section 8 shall be construed to derogate Employer's rights to seek legal and equitable relief in a court of competent jurisdiction as contemplated by Section 6(h).

    9. Non-Waiver. It is understood and agreed that one party's failure at any time to require the performance by the other party of any of the terms, provisions, covenants or conditions hereof shall in no way affect the first party's right thereafter to enforce the same, nor shall the waiver by either party of the breach of any term, provision, covenant or condition hereof be taken or held to be a waiver of any succeeding breach.

     10. Severability. If any provision of this Agreement conflicts with the law under which this Agreement is to be construed, or if any such provision is held invalid or unenforceable by a court of competent jurisdiction or any arbitrator, such provision shall be deleted from this Agreement and the Agreement shall be construed to give full effect to the remaining provision thereof.

     11. Survivability. Unless otherwise provided herein, upon termination of the Term, the provisions of Sections 6(b), (d) and (e) shall nevertheless remain in full force and effect.

     12.  Governing Law.  This Agreement shall be
          interpreted, construed and governed according to the laws of the Commonwealth of Virginia, without regard to the conflict of law provisions thereof.

     13. Construction. The paragraph headings and captions contained in this Agreement are for convenience only and shall not be construed to define, limit or affect the scope or meaning of the provisions hereof. All references herein to Sections shall be deemed to refer to Sections of this Agreement.

     14. Entire Agreement. This Agreement contains and represents the entire agreement of Employer and Employee and supersedes all prior agreements, representations or understandings, oral or written, express or implied with respect to the subject matter hereof. This Agreement may not be modified or amended in any way unless in a writing signed by each of Employer and Employee. No representation, promise or inducement has been made by either Employer or Employee that is not embodied in this Agreement, and neither Employer nor Employee shall be bound by or liable for any alleged representation, promise or inducement not specifically set forth herein.

     15. Assignability. Neither this Agreement nor any rights or obligations of Employer or Employee hereunder may be assigned by Employer or Employee without the other party's prior written consent.
          Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of Employer and Employee and their heirs, successors and assigns.

     16. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed properly given if delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, or sent by telegram, telelex, telecopy or similar form of telecommunication, and shall be deemed to have been given when received. Any such notice or communication shall be addressed: (a) if to Employer, to President, 2550 Huntington Avenue, Alexandria, Virginia 22303-1499 or (b) if to Employee, to the last known home address on file with Employer, or to such other address as Employer or Employee shall have furnished to the other in writing.




     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, to be effective as of the day and year first above written.


                                   VSE CORPORATION
                                   a Delaware corporation



Date: December 10, 1997       By:  /s/ R. B. McFarland
                                   ______________________
                                   R. B. McFarland
                                   President and
                                   Chief Operating Officer



Date: December 10, 1997            /s/ J. M. Knowlton
                                   _______________________
                                   J. M. Knowlton
                                   Employee